UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2007

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street Pryor, Oklahoma 74361 (Address of Principal Executive Offices)

(918) 825-0616 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) At a meeting held on October 23, 2007, the Board of Directors of Orchids Paper Products Company (the “Company”) appointed Robert Snyder to fill the directorship left vacant by Michael Sage’s decision not to stand for re-election at the Company’s annual meeting held on June 19, 2007.

Mr. Snyder is the Company’s current Chief Executive Officer and President, a position he has held since August 20, 2007. In connection with the appointment of Mr. Snyder, the Company filed a Current Report on Form 8-K on August 22, 2007, which filing is incorporated herein by reference. Mr. Snyder has not been appointed to any of the committees of the Board of Directors. While the Company does not have an agreement with Mr. Snyder that he serve on the Board of Directors, it has been the practice and expectation of the Company that its Chief Executive Officer will serve in such capacity.

A press release announcing Mr. Snyder’s appointment to the Board of Directors was issued by the Company on October 23, 2007, and is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release Dated October 23, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: October 23, 2007	By:	/s/ Keith Schroeder
Keith Schroeder Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release Dated October 23, 2007